Exhibit 77C

ADDITIONAL INFORMATION

Shareholder Meetings (Unaudited)

At a special shareholders meeting held on May 27,2010, shareholders of Hansberger International Series voted for the following proposals:

1.Election of Trustees for Hansberger International Series (HIS)

Votes For		Votes Withheld		Total Votes
Kenneth A. Drucker 45,227,138.660 1,899,140.127	47,126,278.787
Wendell J. Knox	45,227,138.660	1,899,140.127	47,126,278.787
Erik R. Sirri	45,227,138.660	1,899,140.127	47,126,278.787
Peter J. Smail	45,227,138.660	1,899,140.127	47,126,278.787

In addition to the trustees named above, the following also serve as trustees of HIS: Graham T. Allison, Jr., Edward A. Benjamin, Daniel
M. Cain, Sandra O. Moose, Cynthia L. Walker, Robert J. Blanding and John T. Hailer.

2.Approval of changes to each HIS Funds fundamental investment policy relating to investments in real estate; open-end investment companies, interests in oil, gas, or minerals; and commodities.

Fund	Voted For	Voted Against	Abstained Votes	Total Votes
Emerging Markets Fund 17,311,273.236  12,708.000  0.000	17,323,981.236
International Core Fund	3,525,396.410	0.000	0.000	3,525,396.410
International Growth Fund 18,284,534.761 4,011,228.000	0.000
22,295,762.761
International Value Fund 8,836,072.530	0.000	0.000	8,836,072.530

With respect to the International Growth Fund, this proposal was approved at a meeting on June 9, 2010.

3.Approval of changes to each HIS Funds fundamental investment policy relating to a HIS Fund acting as an underwriter, issuing senior securities, or purchasing on margin.

Fund	Voted For	Voted Against	Abstained Votes	Total Votes
Emerging Markets Fund	17,318,654.236	5,327.000 0.000	17,323,981.236
International Core Fund	3,525,396.410	0.000	0.000	3,525,396.410
International Growth Fund 18,280,693.761	4,013,873.000
1,196.000		22,295,762.761
International Value Fund 8,834,817.530	0.000	1,255.000 8,836,072.530

With respect to the International Growth Fund, this proposal was approved at a meeting on June 9, 2010.


4.Approval of changes to each HIS Funds fundamental investment policy relating to lending money.

Fund	Voted For	Voted Against	Abstained Votes	Total Votes
Emerging Markets Fund	17,318,654.236	5,327.000 0.000	17,323,981.236
International Core Fund		3,525,396.410	0.000	0.000
3,525,396.410
International Growth Fund 17,352,478.231	4,942,079.530	205.000
22,295,762.761
International Value Fund 8,836,072.530	0.000	0.000	8,836,072.530

With respect to the International Growth Fund, this proposal was approved at a meeting on June 9, 2010.

5.Approval of changes to each HIS Funds fundamental investment policy relating to borrowing money and mortgaging, pledging, or hypothecating a HIS Funds assets.

Fund	Voted For	Voted Against	Abstained Votes	Total Votes
Emerging Markets Fund		17,318,654.236		5,327.000
0.000		17,323,981.236
International Core Fund		3,525,396.410		0.000
0.000		3,525,396.410
International Growth Fund	17,469,536.662		934,931.530
3,891,294.569		22,295,762.761
International Value Fund		8,836,072.530		0.000
0.000		8,836,072.530

With respect to the International Growth Fund, this proposal was approved at a meeting on June 9, 2010.